                                                                    EXHIBIT 21.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                           SUBSIDIARIES OF REGISTRANT

N.E.T. Federal, Inc........................  (State of Incorporation: Delaware)
N.E.T. Credit Corp.........................  (State of Incorporation: California)
N.E.T. -- Sub, Inc.........................  (State of Incorporation: Delaware)
N.E.T. Europe Ltd..........................  (Incorporated Under the Laws of England)
N.E.T. Europe S.A..........................  (Incorporated Under the Laws of France)
Comdesign International, Inc...............  (Incorporated Under the Laws of U.S. Virgin Islands)